Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

FOURTH QUARTER FISCAL 2010 EARNINGS CONFERENCE CALL

ON FEBRUARY 10, 2011

Company Also Announces Quarterly Financial Reporting Dates for Fiscal 2011

Calabasas Hills, CA — January 26, 2011 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release fourth quarter fiscal 2010 financial results after the market close on Thursday, February 10, 2011.  The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q4 Fiscal 2010 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through March 10, 2011.

Financial Reporting Dates in Fiscal 2011

The Company also announced its quarterly financial reporting dates for the first three quarters of fiscal 2011, as outlined below.  The earnings press releases will be issued at approximately 1:15 p.m. Pacific Time and the conference calls will follow at 2:00 p.m. Pacific Time on the same day.  Dates and times could be subject to change.

Quarter Ending	Earnings Release and Conference Call Dates
March 29, 2011	Wednesday, April 20, 2011
June 28, 2011	Wednesday, July 20, 2011
September 27, 2011	Wednesday, October 19, 2011

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 163 full-service, casual dining restaurants throughout the U.S., including 149 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the company at www.thecheesecakefactory.com.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

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